UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2011

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

655 West Evelyn Avenue, Suite #2
Mountain View, California 94041
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2011, Solar Enertech Corp. (the “Company”) entered into a Consulting Services Agreement (the “Consulting Agreement”) with Steve Mao Ye, the Company’s Chief Financial Officer.  Under the terms of the Consulting Agreement, Mr. Ye confirms his voluntary resignation under that certain Amended and Restated Employment Agreement dated January 7, 2010 and agrees to render consulting services to the Company for a period of three months.  Until the time the Company appoints a new chief financial officer, the Company expects that Mr. Ye would continue to serve as Chief Financial Officer of the Company and his services provided under the Consulting Agreement shall be substantially the same as performed by him prior to the termination of his employment agreement.  In consideration for Mr. Ye’s services, on April 2, 2011, the Company paid Mr. Ye a lump sum cash payment in the amount of $11,450, and on the first business day after the Company’s Form 10-Q filing for the fiscal period ended March 31, 2011, the Company would pay Mr. Ye a lump sum cash payment in the amount of $11,450.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2011

SOLAR ENERTECH CORP.

By:	/s/ Leo Shi Young
Name: Leo Shi Young
Title: President and Chief Executive Officer